SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): June 13, 1997

                            DUKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

   NORTH CAROLINA                       1-4928                  56-0205520
(State of other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation)                                             Identification No.)


422 South Church Street
Charlotte, North Carolina                                      28242-0001
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code: 704-594-0887

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Item 5. Other Events.

       Duke Energy Corporation (formerly named Duke Power Company) (the "registrant") previously disclosed that the registrant and PanEnergy Corp ("PanEnergy") had entered into a definitive Agreement and Plan of Merger among the registrant, Duke Transaction Corporation and PanEnergy dated as of November 24, 1996, as amended and restated as of March 10, 1997, providing for the merger of Duke Transaction Corporation with and into PanEnergy, with PanEnergy being the surviving corporation and becoming a wholly-owned subsidiary of the registrant (the "Merger"). The Merger was consummated effective June 18, 1997.

       The registrant also announced on June 13, 1997, that it had agreed to purchase the interests of Louis Dreyfus Electric Power Inc. and Louis Dreyfus Energy Holdings Corp. in Duke/Louis Dreyfus, L.L.C. ("D/LD"), a power marketing venture of the registrant and the two Louis Dreyfus companies. The purchase was consummated on June 17, 1997.

       A copy of the registrant's press releases announcing the effectiveness of the Merger and the D/LD purchase are filed herewith as Exhibit 2(a) and
Exhibit 2(b), respectively, and are incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       The following exhibits are filed herewith:

       2(a).  Press Release of registrant dated June 18, 1997
       2(b).  Press Release of registrant dated June 13, 1997


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                                    SIGNATURE

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUKE ENERGY CORPORATION
                                                (registrant)




                                          By:   ________________________
                                                Richard J. Osborne
                                                Executive Vice President
                                                and Chief Financial Officer

Dated:  June 18, 1997

                                 Exhibit Index

Exhibit                        Description
-------                        -----------
2(a)                   Press Release of registrant dated June 18, 1997
2(b)                   Press Release of registrant dated June 13, 1997